SCHEDULE 14A
				(Rule 14a-101)
		    INFORMATION REQUIRED IN PROXY STATEMENT
			   SCHEDULE 14A INFORMATION

		   Proxy Statement Pursuant to Section 14(a)
		    of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
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      14a-6(e)(2))
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[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

				  ADT Limited

	       (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange
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       statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
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      The following press release was issued by ADT on June 12, 1997:


								   [ADT LOGO]





ADT Limited ("ADT") Press Release


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WESTERN RESOURCES WITHDRAWS ITS REQUEST IN BERMUDA TO STOP THE ADT/TYCO
TRANSACTION
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      Hamilton, Bermuda, June 12, 1997 -- ADT Limited (NYSE - ADT),  announced that, at a hearing today before the Supreme Court of Bermuda, Westar Capital, Inc., a subsidiary of Western Resources, withdrew its request that the Court should stop the ADT/Tyco transaction unless ADT shareholders, including
Westar, were permitted to exercise appraisal rights.

      Counsel for Westar informed the Court that Westar does not now wish to prevent the ADT/Tyco transaction from taking place.

      Earlier this week, Westar also withdrew requests for injunctive relief in its lawsuit filed in Florida. Counsel for Westar confirmed today to the Supreme Court of Bermuda that Westar will shortly be suspending all Florida proceedings.

      Western's legal action in Bermuda is technically still pending. However, as Western is no longer seeking to prevent the ADT/Tyco transaction from taking place but is now seeking its remedy in cash, ADT has agreed to withdraw its request to have the Western lawsuit immediately dismissed in exchange for Western paying certain ADT legal costs in connection with this lawsuit.

      Commenting, Mr. Michael A. Ashcroft, Chairman and Chief Executive Officer of ADT, said:

      "Western's decision to withdraw its request to try to prevent the transaction confirms ADT's previously stated view that Western's lawsuit is groundless and is being pursued entirely for their own ends."

      "ADT is looking forward to the combination of ADT and Tyco and believes that the transaction represents an excellent opportunity for shareholders who will participate in an outstanding company with considerable future potential."

      A joint proxy statement/prospectus has been mailed to the shareholders of ADT and Tyco and shareholder meetings to consider proposals to give effect to the transaction will be held on July 2, 1997. The transaction is expected to close shortly thereafter.

      ADT, through its subsidiaries, is the largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over 1.8 million customers.

Contact:
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ADT
561-988-3600

Note:
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This and other press releases are available through Company News On-Call by fax; call 800-758-5804, extension 112511, or at http://www.prnewswire.com/

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